UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2005
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street—37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on September 29, 2004, Exelon Corporation (Exelon) and Exelon Generation Company, LLC (Generation) announced that Generation had exercised its call option to acquire Reservoir Capital Group’s (Reservoir) 50% interest in Sithe Energies, Inc. (Sithe) for $97 million in cash. Also as previously reported, on November 1, 2004, Exelon and Generation announced that Generation had entered into an agreement to sell Sithe to Dynegy Inc. (Dynegy) for $135 million in cash.

On January 31, 2005, subsidiaries of Generation completed a series of transactions that resulted in Generation’s exit from its investment in Sithe. Specifically, subsidiaries of Generation closed on the acquisition of Reservoir’s 50% in Sithe and the sale of 100% of Sithe to Dynegy. Prior to closing on the sale to Dynegy, subsidiaries of Generation received from Sithe approximately $65 million in cash distributions. As a result of the sale, Exelon deconsolidated from its balance sheet approximately $820 million of debt and was released from approximately $125 million of credit support associated with the Independence project. Exelon expects that the sale will not materially impact future earnings.

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2003 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Generation, (b) the Registrants’ 2003 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 19, ComEd—Note 15, PECO—Note 14 and Generation—Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC
/s/ Robert S. Shapard
Robert S. Shapard
Executive Vice President and Chief Financial Officer Exelon Corporation

February 1, 2005